EXHIBIT 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of PhyMatrix Corp. on Form S-1 (File No. 33- ) of our report dated January 9, 1996, on our audit of the financial statements of Cancer Specialists of Georgia, P.C. We also consent to the reference to our firm under the caption "Experts."


                                             /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
July 15, 1996